Filed pursuant to Rule 424(b)(3)
Registration Nos. 333-174887 and 333-174887-01

PROSPECTUS SUPPLEMENT NO. 3
to Prospectus dated
May 15, 2012

GWG HOLDINGS, INC.

STICKER SUPPLEMENT TO PROSPECTUS

This Prospectus Supplement No. 3 (this “Sticker Supplement”) supplements our Prospectus dated May 15, 2012, and our Prospectus Supplement dated August 14, 2012 (collectively, our “Prospectus”).  You should read this Sticker Supplement together with the Prospectus as the information contained herein supplements the information contained in the Prospectus.  In particular, the Suitability Standards disclosed in the Prospectus are revised to include Massachusetts, Iowa and Maine, as follows:

Massachusetts..............
Investors must be “accredited investors” as that term is defined in Rule 501(a) under the Securities Act of 1933, and must limit their aggregate investment in the securities of the Company and other similar programs to not more than 10% of their liquid net worth.  For this purpose, “liquid net worth” shall be defined as that portion of total net worth (i.e., total assets minus total liabilities) that consists of cash, cash equivalents and readily marketable securities, as determined in conformity with Generally Accepted Accounting Principles.

Iowa and Maine.............	Investors must be “accredited investors” as that term is defined in Rule 501(a) under the Securities Act of 1933.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Sticker Supplement is part of the Prospectus and its contents must accompany the Prospectus to satisfy the prospectus-delivery requirements under the Securities Act of 1933.

The date of this Prospectus Supplement No. 3 is November 1, 2012.